UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (date of earliest event reported): March 23, 2016

Agritech Worldwide, Inc.
(Exact name of Registrant as specified in its charter)

Nevada	001-32134	36-4197173
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1101 Campus Drive
Mundelein, Illinois 60060
(Address of principal executive offices)

Registrant’s telephone number, including area code: (847) 549-6002

Z Trim Holdings, Inc.
(Former name or former address, if changed since the last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On March 23, 2016, Z Trim Holdings, Inc., an Illinois corporation (“Z Trim” or the “Company”), changed its state of incorporation by engaging in a merger (the “Reincorporation”) with and into its newly formed wholly owned subsidiary, Agritech Worldwide, Inc., a Nevada corporation (“Agritech” or the “Registrant”), pursuant to the terms and conditions of an Agreement and Plan of Merger entered into by Z Trim and Agritech on March 18, 2016 (the “Merger Agreement”).  The Reincorporation was consummated on March 23, 2016 and was effectuated by the filing of (i) articles of merger with the Secretary of State of the State of Nevada, and (ii) articles of merger with the Secretary of State of the State of Illinois.

As a result of the Reincorporation, the Registrant is now a Nevada corporation. The Merger Agreement provides that, at the effective time of the Merger, each outstanding share of common stock and Series B preferred stock of the Company converted into a share of common stock and Series B preferred stock of Agritech, respectively, resulting in the conversion into an aggregate of 93,797,501 shares of common stock and 709,625 shares of Series B preferred stock of Agritech.

The description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the form of Merger Agreement, a copy of which is included as Exhibit 2.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 3.03.	Material Modification to Rights of Security Holders.

On March 23, 2016, Z Trim consummated the Reincorporation with and into its wholly owned subsidiary, Agritech, pursuant to the Merger Agreement.  As a result of the Reincorporation, the Registrant is now a Nevada corporation.

Upon the effectiveness of the Reincorporation:

•
the affairs of Z Trim ceased to be governed by (i) Illinois corporation laws, (ii) Z Trim’s Articles of Incorporation, and (iii) Z Trim’s Bylaws, and the affairs of the Registrant became subject to (a) Nevada corporation laws, (b) Agritech’s Articles of Incorporation of and (c) Agritech’s Bylaws;

•
the resulting Nevada corporation (Agritech) will (i) be deemed to be the same entity as the Illinois corporation (Z Trim) for all purposes under the laws of Nevada, (ii) continue to have all of the rights, privileges and powers of the Illinois corporation, (iii) continue to possess all properties of the Illinois corporation, and (iv) continue to have all of the debts, liabilities and obligations of the Illinois corporation;

•
each outstanding share of the Illinois corporation’s common stock and preferred stock will continue to be an outstanding share of the Nevada corporation’s common stock and preferred stock, respectively, and each outstanding option, warrant or other right to acquire shares of the Illinois corporation’s common stock will continue to be an outstanding option, warrant or other right to acquire shares of the Nevada corporation’s common stock;

•
each employee benefit plan, incentive compensation plan or other similar plan of the Illinois corporation will continue to be an employee benefit plan, incentive compensation plan or other similar plan of the Nevada corporation; and

•	each director and officer of the Illinois corporation will continue to hold their respective offices with the Nevada corporation.

The Reincorporation effected a change in the legal domicile of the Company and other changes of a legal nature, the most significant of which are described in the definitive proxy statement filed by Z Trim with the Securities and Exchange Commission on Schedule 14C on November 30, 2015 (the “Definitive Proxy Statement”) under the section entitled “Proposal 1—Reincorporation of the Corporation from the State of Illinois to the State of Nevada.” Please see the Definitive Proxy Statement for further information.

The Reincorporation is not expected to affect any of the Company’s material contracts with any third parties, and the Company’s rights and obligations under such material contractual arrangements will continue as rights and obligations of the Company after the Reincorporation. The Reincorporation itself will not result in any change in headquarters, business, management, location of any of the Company’s offices or facilities, number of employees, assets, liabilities or net worth (other than as a result of the costs incident to the Reincorporation) of the Company.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In an effort to preserve cash and to attract, retain and motivate persons who make important contributions to the Company’s business, the Company intends to issue securities to its officers, directors and consultants. The Company’s Amended and Restated Incentive Compensation Plan (the “Plan”) only had a limited number of shares of common stock reserved for issuance under the Plan. As a result, the Company’s management believed that the number of shares of common stock available for issuance under the Plan needed to be increased in order to enable the Company to compete successfully for talented employees and consultants.

The Company’s Board of Directors approved, and holders of approximately 73.6% of the voting power of the Company as of November 20, 2015 approved, an amendment to increase by 22,000,000 the number of shares that may be granted under the Plan. The amendment to the Plan will increase the number of shares of common stock with respect to which awards may be granted under the Plan from 18,000,000 shares to 40,000,000 shares.

Please see the section entitled “Proposal 4—Approval of Amendment to the Corporation’s Amended and Restated Incentive Compensation Plan to Increase the Number of Shares of Common Stock that the Corporation has Authority to Grant from 18,000,000 to 40,000,000” in the Definitive Proxy Statement for further information on the amendment to the Plan.

The description of the Plan does not purport to be complete and is qualified in its entirety by reference to the form of the Plan, a copy of which is included as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

In connection with Z Trim reincorporating from Illinois to Nevada as disclosed under Item 1.01 above, Agritech’s Articles of Incorporation and Agritech’s Bylaws are now our new governing documents.  For a description of the changes in the rights of stockholders due to the Reincorporation, see the discussion under the heading “Proposal 1—Reincorporation of the Corporation from the State of Illinois to the State of Nevada.” in the Definitive Proxy Statement.

Copies of Agritech’s Articles of Incorporation, and Agritech’s Bylaws are included as Exhibits 3.1 and 3.2, respectively, to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)   Exhibits

Exhibit Number	Description

2.1
Form of Agreement and Plan of Merger, dated March 18, 2016, by and between Z Trim Holdings, Inc. and Agritech Worldwide, Inc. (incorporated by reference to Exhibit B to the definitive proxy statement on Schedule 14C filed by Z Trim Holdings, Inc. on November 30, 2015)

3.1
Articles of Incorporation of Agritech Worldwide, Inc., a Nevada corporation (incorporated by reference to Exhibit C to the definitive proxy statement on Schedule 14C filed by Z Trim Holdings, Inc. on November 30, 2015)

3.2	Bylaws of Agritech Worldwide, Inc., a Nevada corporation (incorporated by reference to Exhibit D to the definitive proxy statement on Schedule 14C filed by Z Trim Holdings, Inc. on November 30, 2015)

10.1
Amended and Restated Incentive Compensation Plan, as amended (incorporated by reference to Exhibit F to the definitive proxy statement on Schedule 14C filed by Z Trim Holdings, Inc. on November 30, 2015)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 28, 2016	Agritech Worldwide, Inc.

By: /s/ Edward B. Smith, III
Edward B. Smith, III
Chief Executive Officer